Exhibit 99.1

TMS International Corp. Reports Third Quarter 2011 Results

PITTSBURGH, PA, November 8, 2011 – TMS International Corp.(NYSE: TMS), the parent company of Tube City IMS Corporation, a leading provider of outsourced industrial services to steel mills globally, today announced results for the third quarter ended September 30, 2011.

Highlights

•	Revenue After Raw Materials Costs in the quarter was $139.3 million, a 19.5% increase compared to $116.6 million in the third quarter of 2010.

•	Adjusted EBITDA was $34.3 million[1], a 13.8% increase compared to the $30.2 million in the third quarter of 2010.

•	Provides guidance on aggregate 2011 new and anticipated contract wins totaling $400 million to $450 million of estimated total revenue over their terms at expected production levels.

•	Full-year 2011 Adjusted EBITDA guidance reaffirmed at $133 million to $137 million, representing a year-over-year growth rate of 11% to 14%.

2011 Third Quarter Financial Results

Revenue After Raw Materials Costs, the company’s measurement of sales performance, was $139.3 million, an increase of 19.5% compared to $116.6 million in the third quarter of 2010.

Adjusted EBITDA for the fiscal quarter was $34.3 million1 compared to $30.2 million of Adjusted EBITDA in the prior year, an increase of 13.8%.

The company’s Adjusted EBITDA Margin2 for the third quarter of 2011 was 24.6% compared to 25.9% in the third quarter of 2010. The company’s year-over-year margin

[1]	Excludes a $0.7 million one-time charge incurred in the third quarter of 2011 related to the departure of the former Non-Executive Board Chairman.
[2]	Adjusted EBITDA Margin is calculated as a percentage of Revenue After Raw Materials Costs.

decline was due in part to new contracts in start-up mode, increased overhead expenses incurred to support its global growth strategy, as well as increased fuel costs.

Basic and diluted earnings per share were $0.17 for the third quarter of 2011 compared to a loss of $0.76 per share in the third quarter of 2010. Excluding the $0.7 million one-time charge, basic and diluted earnings per share were $0.18.

Joseph Curtin, Chairman, President and Chief Executive Officer of TMS International Corp., said with respect to the company’s third quarter 2011 results, “Despite the challenges of operating in an uncertain economic environment, our year-over-year double-digit revenue and EBITDA growth during the third quarter, are ongoing testimony to the strength of our business model, and to the talent and dedication of our team members worldwide. We continue to focus on creating value for our customers, and executing our global strategic growth plan. This will also lead to shareholder value creation.

“Further, we continue to be recognized by our peers for our outstanding safety performance, and I want to congratulate our team. We recently received 46 safety awards from the National Slag Association, the highest number awarded among all NSA members. Our outstanding safety record sets us apart from other companies in our business and is a key factor in our ability to renew existing contracts, and win new ones,” Mr. Curtin said.

Cash provided from operating activities in the third quarter of 2011 was $28.5 million compared to cash provided by operations of $20.5 million in the third quarter of 2010.

The company ended the third quarter of 2011 with a cash balance of $98.8 million compared to a balance of $10.4 million at the end of the third quarter of 2010. This increase was largely due to the proceeds from the company’s initial public offering in April 2011.

2011 Nine Months Financial Results

Revenue After Raw Materials Costs for the nine months ended September 30, 2011 increased 18.8% to $411.6 million from $346.3 million for the first nine months of 2010. Excluding the $1.3 million of IPO related costs and the $0.7 million one-time charge related to the departure of the company’s former Non-Executive Board Chairman in August 2011, Adjusted EBITDA for the first nine months of 2011 increased 12.8% to $102.4 million from $90.7 million for the first nine months of 2010. Adjusted EBITDA margin for the first nine months of 2011 was 24.9% compared to 26.2 % for the first nine months of 2010.

Guidance Provided on New and Anticipated Contract Wins

Year-to-date, the company has won a total of six new contracts to provide mill services, representing more than $147 million of cumulative total revenue over the life of the contracts at expected production levels. The company expects that it will announce an additional two to four new contract wins by the end of 2011, and estimates that, in aggregate, the eight to ten new contracts announced or expected to be announced in 2011 would represent between $400 million and $450 million of cumulative total revenue over their contract terms at expected production levels. The company cannot provide any assurances, however, that it will execute any of the yet to be announced contracts, or regarding the level of revenues that will be generated from announced or expected to be announced contracts.

Outlook

The company reaffirmed its previous Adjusted EBITDA guidance for the full year 2011 in the range of $133 million to $137 million, representing a year-over-year growth rate of 11% to 14%.

Conference Call Information

The company will hold a conference call to discuss third quarter 2011 results at 11:00 a.m. EST this morning. The call will be web cast live over the Internet from the company’s Web site at www.tmsinternationalcorp.com under “Investor Relations.” Participants should follow the instructions provided on the Web site for downloading and installing the necessary audio applications. The conference call also is available by dialing 1-800-860-2442 (domestic toll free) or 1-412-858-4600 (international) and asking for the TMS International Corp. third quarter earnings conference call.

Following the live conference call, a replay will be available beginning one hour after the call. The replay also will be available on the company’s web site or by dialing 1-877-344-7529 (domestic toll free) or 1-412-317-0088 (international) and entering the replay passcode 449919. The telephonic replay will be available until Tuesday, November 15, 2011.

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. The company provides services at 78 customer sites in 10 countries and operates a global raw materials procurement network with 26 offices in 11 countries spanning five continents.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the Company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include the discussions of the Company’s business strategies, estimates of future global steel production and other market metrics and the Company’s expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the Company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Such forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that may cause the Company’s actual results, performance or achievements to be materially different. Additional information relating to factors that may cause actual results to differ from the Company’s forward-looking statements can be found in the Company’s Registration Statement on Form S-1 and elsewhere in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Contacts

Media Contact Jim Leonard 412-267-5226	Investor Contact Kelly Boyer 412-349-3007

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of dollars, except share and per share data)

	Third quarter ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Revenue from Sale of Materials	$588,218	$376,096	$1,691,391	$1,278,561
Service Revenue	120,996	101,888	352,534	297,943

Total Revenue	709,214	477,984	2,043,925	1,576,504
Costs and Expenses:
Cost of Raw Materials Shipments	569,911	361,422	1,632,369	1,230,206
Site Operating Costs	90,963	73,472	265,160	215,512
Selling, General and Administrative Expenses	14,011	12,935	44,012	40,059
Share based compensation associated with initial public offering	—	—	1,304	—
Provision for Transition Agreement	745	—	745	—
Depreciation	11,856	12,059	35,424	37,281
Amortization	3,068	3,044	9,202	9,133

Total Costs and Expenses	690,554	462,932	1,988,216	1,532,191
Income from Operations	18,660	15,052	55,709	44,313
Interest Expense, Net	(7,792)	(9,523)	(24,376)	(30,848)

Income Before Income Taxes	10,868	5,529	31,333	13,465
Income Tax Expense	(4,497)	(3,483)	(13,044)	(8,843)

Net Income	6,371	2,046	18,289	4,622
Net (income) loss attributable to noncontrolling interests	134	—	194	—
Accretion on preferred stock	—	(5,807)	(7,156)	(16,897)

Net income (loss) attributable to TMS International Corp. common stock	$6,505	$(3,761)	$11,327	$(12,275)

Net Income (Loss) per Share:
Basic	$0.17	$(0.76)	$0.43	$(2.48)
Diluted	$0.17	$(0.76)	$0.43	$(2.48)
Average Common Shares Outstanding:
Basic	39,255,973	4,943,992	26,290,157	4,944,261
Diluted	39,255,973	4,943,992	26,295,801	4,944,261

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share data)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$98,828	$49,492
Accounts receivable, net of allowance for doubtful accounts of $2,330 and $2,125, respectively	325,826	207,147
Inventories	62,338	38,664
Prepaid and other current assets	22,081	19,562
Deferred tax asset	6,335	6,702

Total current assets	515,408	321,567
Property, plant and equipment, net	146,841	138,540
Deferred financing costs, net of accumulated amortization of $11,130 and $9,280, respectively	6,534	8,384
Goodwill	242,472	242,148
Other intangibles, net of accumulated amortization of $56,374 and $47,232, respectively	156,585	165,295
Other noncurrent assets	3,233	2,971

Total assets	$1,071,073	$878,905

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$245,619	$177,668
Accounts payable overdraft	47,430	25,802
Salaries, wages and related benefits	25,595	28,934
Accrued expenses	20,019	30,834
Revolving borrowings	3,511	304
Current portion of long-term debt	3,141	3,185

Total current liabilities	345,315	266,727
Long-term debt	380,005	380,997
Indebtedness to related parties	—	42,155
Deferred tax liability	52,808	42,932
Other noncurrent liabilities	18,501	20,203

Total liabilities	796,629	753,014
Redeemable preferred stock:
Redeemable, convertible preferred stock, 50,000 shares authorized with 22,000 and 25,000 shares designated as Class A; $0.001 par value per share; 0 and 21,883 shares issued and outstanding, respectively, at September 30, 2011 and December 31, 2010, liquidation preference of $296,844 at December 31, 2010, accumulated and unpaid dividend of $80,203 at December 31, 2010	—	296,844
Stockholders’ equity (deficit):
Class A common stock; 200,000,000 shares authorized, $0.001 par value per share; 12,880,000 and 0 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively.	13	—
Class B common stock 30,000,000 shares authorized, $0.001 par value per share; 26,375,973 and 4,943,992 issued and outstanding at September 30, 2011 and December 31, 2010, respectively.	26	—
Capital in excess of par value	434,519	—
Accumulated deficit	(154,381)	(165,717)
Accumulated other comprehensive income (loss)	(6,718)	(5,502)

Total TMS International Corp. stockholders’ equity (deficit)	273,459	(171,219)

	September 30, 2011	December 31, 2010
	(unaudited)
Noncontrolling interests	985	266

Total stockholders’ equity (deficit)	274,444	(170,953)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$1,071,073	$878,905

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars, except share and per share data)

	Nine months ended September 30,
	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$18,289	$4,622
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and Amortization	44,626	46,414
Amortization of deferred financing costs	1,850	1,851
Deferred income tax	11,789	5,007
Provision for bad debts	412	91
Loss (gain) on the disposal of equipment	44	(752)
Non cash share based compensation cost	1,909	22
Increase (decrease) from changes in:
Accounts receivable	(119,091)	(58,804)
Inventories	(23,674)	(1,743)
Prepaid and other current assets	2,182	(4,152)
Other noncurrent assets	295	34
Accounts payable and cash overdraft	89,579	36,918
Accrued expenses	(11,030)	7,253
Other noncurrent liabilities	(589)	147
Other, net	(2,529)	(167)

Net cash (used in) provided by operating activities	14,062	36,741

Cash flows from investing activities:
Capital Expenditures	(51,703)	(30,537)
Proceeds from sale of equipment	520	1,247
Acquisition	(50)	(495)
Amount returned from escrow related to previous acquisition	—	1,712
Contingent payment for acquired business	(337)	(339)
Cash flows related to IU International, net	(284)	(302)

Net cash used in investing activities	(51,854)	(28,714)

Cash flows from financing activities:
Revolving credit facility (repayments) borrowing, net	3,259	(3,766)
Net proceeds from initial public offering	128,657	—
Repayment of debt	(45,277)	(23,993)
Contributions from noncontrolling interests	979	266

Net cash provided by (used in) financing activities	87,618	(27,493)

Effect of exchange rate changes on cash and cash equivalents	(490)	84

Cash and cash equivalents:
Net increase (decrease) in cash	49,336	(19,382)
Cash at beginning of period	49,492	29,814

Cash at end of period	$98,828	$10,432

We measure our sales volume on the basis of Revenue After Raw Materials Costs, which we define as Total Revenue minus Cost of Raw Materials Shipments. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. Further, in our raw materials procurement business, we generally engage in two alternative types of transactions that require different accounting treatments for Total Revenue. In the first type, we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the materials and sell it to a buyer, typically in a transaction where a buyer and seller are matched. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our operating performance in terms of the volume of raw materials we procure for our customers and the margin we generate.

	Third Quarter ended September 30,		Nine months ended September 30,
\	2011	2010	2011	2010

Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$709,214	$477,984	$2,043,925	$1,576,504
Cost of Raw Materials Shipments	(569,911)	(361,422)	(1,632,369)	(1,230,206)

Revenue After Raw Materials Costs	$139,303	$116,562	$411,556	$346,298

Adjusted EBITDA is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. Adjusted EBITDA is used internally to determine our incentive compensation levels, including under our management bonus plan, and it is required, with some additional adjustments, in certain covenant compliance calculations under our senior secured credit facilities. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. In addition, we use Adjusted EBITDA as a performance measure of our operating segments in accordance with ASC Topic 280, Disclosures About Segments of an Enterprise and Related Information. We believe that the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business.

	Third quarter ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income (loss) before income taxes	$10,868	$5,529	$31,333	$13,465
Plus: Depreciation and amortization	14,924	15,103	44,626	46,414
Interest Expense, Net	7,792	9,523	24,376	30,848

Earnings before interest, taxes, depreciation and amortization	33,584	30,155	100,335	90,727
Share based compensation associated with initial public offering	—	—	1,304	—
Provision for Transition Agreement	745	—	745	—

Adjusted EBITDA	$34,329	$30,155	$102,384	$90,727

Discretionary Cash Flow is calculated as our Adjusted EBITDA minus our Maintenance Capital Expenditures. We believe Discretionary Cash Flow is useful in measuring our liquidity. Discretionary Cash Flow is not a recognized financial measure under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Discretionary Cash Flow should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP (in thousands):

	Nine months ended
	September 30, 2011	September 30, 2010
Adjusted EBITDA	$102,384	$90,727
Maintenance Capital Expenditures	(28,640)	(22,864)

Discretionary Cash Flow	$73,744	$67,863

The following table reconciles Discretionary Cash Flow to net cash provided by (used in) operating (in thousands):

	Nine months ended
	September 30, 2011	September 30, 2010
Discretionary Cash Flow	$73,744	$67,863
Maintenance Capital Expenditures	28,640	22,864
Cash interest expense	(28,661)	(31,690)
Cash income taxes	(1,214)	(2,407)
Change in accounts receivable	(119,091)	(58,804)
Change in inventory	(23,674)	(1,743)
Change in account payable	89,579	36,918
Change in other current assets and liabilities	(2,755)	5,794
Other operating cash flows	(2,506)	(2,054)

Net cash provided by (used in) operating activities	$14,062	$36,741